Exhibit 99.1
For Immediate Release

Petro River Oil Applies to List on NASDAQ Capital Market

Schedules Investor Conference Call for Thursday, April 21st

New York, NY, April 12, 2016- Petro River Oil Corp. (OTCBB: PTRC) (“Petro River” or the “Company”) has filed an application to list its common stock on The NASDAQ Capital Market ahead of several upcoming corporate events, including the drilling of an initial well in Northern Ireland’s Larne Basin in Spring 2016, and several wells in the Company’s development assets in Oklahoma and California later in the year.

“A NASDAQ listing is an important corporate objective for the Company,” said Scot Cohen, Executive Chairman of Petro River. “Petro River has made significant progress in recapitalizing the company, building a new management team and acquiring projects in prolific US and Western European basins over the last six months.  Petro River’s strategy was highlighted in a recent article published on Seeking Alpha, and our Larne Basin asset has been analyzed by a leading oil and gas publication – Oil and Gas Journal.   Listing on The NASDAQ Capital Market will allow Petro River to communicate this progress to a broader audience, attract institutional investors, and provide greater liquidity for our shareholders.”

The Company’s proposed listing on The NASDAQ Capital Market is subject to review by NASDAQ and is dependent upon the Company meeting all relevant quantitative and qualitative listing standards of NASDAQ.  No assurance can be given that the Company’s application will be approved.

Petro River will host an investor and corporate update conference call on Thursday, April 21st at 10am EST, in which Mr. Cohen and Petro River President, Stephen Brunner, will present the Company’s strategy and provide an opportunity for Q&A with members of the media, investors and analysts.  A copy of the Company’s corporate presentation will be posed on the Company’s website, located at www.petroriveroil.com.

Interested parties can join the conference call on April 21st at 10am EST by clicking the below link:

https://global.gotomeeting.com/join/193669573

Or dialing:

United States: +1 (571) 317-3122
Access Code: 193-669-573

About: Petro River Oil Corp.

Petro River Oil Corp. (OTCBB: PTRC) is an independent energy company with its core holdings in Northeast Oklahoma, the Larne Basin in Northern Ireland, and Kern County, California.  Petro River’s strategy is to apply modern technology, such as 3D seismic analysis to exploit hydrocarbon-prone resources in historically prolific plays and underexplored prospective basins to build reserves and to create value for the Company and its shareholders.  For more information, please visit our website at www.petroriveroil.com.

Forward-Looking Statements

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements.  These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.  Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the SEC under the Securities Exchange Act of 1934, as amended.  For further information, please contact:

Investor Relations
ir@petroriveroil.com
(469) 828-3900